Exhibit 99.6

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

R. Blair Reynolds

     This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into as of the 31st day of December, 2006 (the “Effective Date”), and amends that certain EMPLOYMENT AGREEMENT dated as of January 25, 2005, as amended December 15th, 2005 (as amended, the “Employment Agreement”) by and between AmericanWest Bancorporation, a Washington corporation (“AWBC”), its wholly owned subsidiary AmericanWest Bank, a Washington state-chartered bank (the “Bank” and, together with AWBC, “Employer”) and R. Blair Reynolds (“Executive”).

     SECTION 1. Subdivision (a) of Section 11 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (a) Death; Disability; Resignation without Good Reason; Termination for Cause.

     If Executive’s employment is terminated as a result of death, Disability, resignation without Good Reason or termination for Cause pursuant to subparagraphs (a), (b), (c) or (f), respectively, of Section 10, Executive shall receive as of the Date of Termination:

        (1)      his base salary through the Date of Termination;

        (2)      any incentive compensation earned for anyperformance period completed on or before the Date of Termination but not yet paid; and

        (3)      reimbursement of expenses described in Section 6(d) incurred as of the Date of Termination but not yet reimbursed.

     SEC. 2. Subdivision (b) of Section 11 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

    (b)      Change of Control.

         (1) If, within two (2) years following the effective dateof a Change of Control (as defined in Section 16), Executive terminates his employment for Good Reason pursuant to Section 10(d) or Employer terminates Executive without Cause pursuant to Section 10(e), Executive shall receive:

                   (i) An amount equal to Executive’s then-current annual base salary for two (2) years;

                    (ii) An amount equal to Executive’s bonus paid during the twelve (12) months immediately preceding any such termination;

                   (iii) Any incentive compensation earned for any performance period completed on or before the Date of Termination but not yet paid;

                   (iv) Reimbursement of expenses described in Section 6(d) incurred as of the Date of Termination but not yet reimbursed; and

                   (v) Immediate acceleration of vesting of all Discretionary Performance Shares and/or Stock Options granted to Executive and not lapsed.

              (2) The payment to which Executive is entitled pursuant to subparagraphs (i), (ii) and (iii) of Section 11(b)(1) shall be paid in equal monthly installment payments over the Restricted Period, as defined in Section 13(a), with no percent value or other discount.

              (3) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 11(b) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

     SEC. 3. Subdivision (c) of Section 11 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

    (c)      Resignation for Good Reason; Termination without Cause.

              (1) If Executive terminates his employment for Good Reason pursuant to Section 10(d) or Employer terminates Executive without Cause pursuant to Section 10(e), and such termination is not within two (2) years following a Change of Control, Executive shall receive:

                   (i) Executive’s then-current base salary from the Date of Termination through the remainder of the Term, but not less than for a period of one (1) year;

                 (ii) Any incentive compensation earned for any performance period completed on or before the Date of Termination but not yet paid;

                 (iii) Reimbursement of expenses described in Section 6(d) incurred as of the Date of Termination but not yet reimbursed; and

                 (iv) Immediate acceleration of vesting of all Discretionary Performance Shares and/or Stock Options which have been granted to Executive and not lapsed prior to the date of termination.

               (2) The payment to which Executive is entitled pursuant to subparagraphs (i) and (ii) of Section 11(c)(1) shall be paid in equal monthly installment payments over the Restricted Period, as defined in Section 13(a), with no percent value or other discount.

               (3) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 11(c) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

     SEC. 4. Subdivision (e) of Section 11 of the Employment Agreement is hereby amended and renumbered to become subdivision (g) of said Section, and new subdivisions (e) and (f) are added to Section 11 to read as follows:

       (e) Payment of Certain Severance Benefits. It is the intention of the parties to this Agreement that any severance benefit payable hereunder (i) be paid in accordance with the terms of the applicable subdivision of this Section 11 to the greatest extent possible, and (ii) either be exempt from, or otherwise comply with, Section 409A of the Code. To that effect, therefore, the parties agree to the following provisions, as applicable:

               (1) To the extent any severance benefit paid to Executive pursuant to the provisions of either subdivision (b) or (c) of this Section 11 (“Severance Benefit”) is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive’s termination of employment and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments Executive would have received during the first six months of the Installment Period (the “Aggregate Payments”), plus the payment Executive is otherwise entitled to receive for the seventh month of the Installment Period, provided payment of the Aggregate Payments in the seventh month does not subject Executive to additional tax under Section 409A of the Code.

                (2) To the extent the Severance Benefit is subject to Section 409A of the Code, and Employer or Executive reasonably believes, at any time, that such Severance Benefit does not comply with Section 409A, it will promptly advise the other and each hereby agrees to negotiate reasonably and in good faith to amend the terms of this Agreement such that it so complies (with the most limited possible economic effect on each of Employer and Executive and with the intent to preserve payment of a meaningful portion of the Severance Benefit over the Installment Period).

          (f) “Excess Parachute Payment” Considerations. Notwithstanding anything in this Agreement to the contrary, if the total of the payments made to Executive under subdivision (b) or (c) of this Section 11, as applicable, together with any other payments or benefits received from Employer, will be an amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, then the payment due under Section 11(b)(1)(i) or 11(c)(i), as the case may be, shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Executive and Employer or, if no agreement is possible, by Employer’s accountants.

     SEC. 5. Subdivision (c) of Section 13 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (c) Employment Outside Bank’s Market Area. Nothing in this Section 13 shall prevent Executive from accepting employment from a Competing Business (as defined below) as long as Executive will not have any responsibilities for the Competing Business’s operations within 150 miles of any location at which the Bank is engaged in the business of banking; provided, that Executive shall comply with the provisions of subdivision (b) of this Section 13 relating to solicitation of any employees or customers of Bank or any affiliate of Bank during the Restricted Period.

     SEC. 6. Subdivision (d) of Section 13 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (d) Competing Business. “Competing Business” means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) that, as of the Date of Termination, competes with Bank within 150 miles of any location at which the Bank is engaged in the business of banking.

     SEC. 7. Subdivisions (e) and (f) of Section 16 of the Employment Agreement are hereby amended and renumbered to become subdivisions (f) and (g), respectively, of said Section, and a new subdivision (e) is added to Section 16 to read as follows:

     (e) “Date of Termination” means that date on which Executive ceases to be employed by Employer.

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     SEC. 8. No change is intended by this Amendment No. 2 to the present compensation of Executive. Except as amended and modified by this Amendment No. 2, the Employment Agreement, as hereby amended and supplemented, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of December, 2006, effective as of the date herein first above written.

EXECUTIVE	AMERICANWEST BANCORPORATION

By	By
R. Blair Reynolds	Robert M. Daugherty
President and Chief Executive Officer

AMERICANWEST BANK

By
Robert M. Daugherty
President and Chief Executive Officer